SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 23, 2014

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2014, the Board of Directors of Pacific Ethanol, Inc. (the “Company”) adopted amended and restated bylaws of the Company, which became effective immediately. The amendments to the bylaws include: (i) the elimination of references to California law; (ii) providing that special meetings of stockholders may be called by the board of directors only and not by the stockholders; (iii) providing for the ability of the chairperson of any meeting of the stockholders to adjourn the meeting whether or not a quorum is present; (iv) providing for the manner in which meetings of stockholders will be conducted; (v) enhanced provisions relating to advance notice of stockholder nominations and proposals; and (vi) the addition of a provision requiring that the Court of Chancery for the State of Delaware shall be the sole forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the amended and restated bylaws included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

Number	Description
3.1	Amended and Restated Bylaws of Pacific Ethanol, Inc. dated July 23, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2014	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel and Secretary

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EXHIBITS FILED WITH THIS REPORT

Number	Description

3.1	Amended and Restated Bylaws of Pacific Ethanol, Inc. dated July 23, 2014

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